Exhibit 6.6

THIS NOTE HAS NOT BEEN REGISTERED FOR SALE UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY OTHER APPLICABLE SECURITIES LAWS. THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR OTHER APPLICABLE SECURITIES LAWS OR, IN THE ABSENCE THEREOF, AN OPINION OF COUNSEL IN FORM, SUBSTANCE AND SCOPE CUSTOMARY FOR OPINIONS OF COUNSEL IN COMPARABLE TRANSACTIONS, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT, OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT. THIS NOTE IS SUBJECT TO THE TRANSFER RESTRICTIONS SET FORTH HEREIN.

PROMISSORY NOTE

Note No. 2022-02	Date: July 1, 2022

Principal Amount: $137,209

FOR VALUE RECEIVED, Fintor Assets, LLC Series #BEGIN (“Series Begin”), a series of Fintor Assets, LLC, a Delaware series limited liability company (the “Company”), or its permitted assignees, hereby promise(s) to pay to the order of Fintor, Inc., (“Lender”), or its permitted assignees, in lawful money of the United States of America and in immediately available funds, the principal amount of One Hundred Thirty-Seven Thousand and Two Hundred Nine & 00/100 dollars ($137,209) (the “Principal Amount”), as set forth below in this promissory note (this “Note”). This Note does not bear any interest.

1. Use of Funds; Definitions. This Note constitutes the consideration payable to the Lender for the acquisition by Series Begin of that certain residential home located at 2012 Leola Ave, Birmingham, Alabama 35207 on or about the date hereof. As used in this Note, the following terms shall have the following meanings:

a. “Business Day” means every day other than a Saturday, Sunday, or day on which the banks in the State of New York are required or authorized to close in San Francisco, CA. “Non-Business Day” means every day that is not a Business Day.

b. “Maturity Date” shall mean the date that is eighteen (18) months following the Offering Start Date.

c. Offering” shall mean the offering of membership interests in Series Begin to be conducted by Series Begin following the qualification of the Company’s offering circular contained in its Form 1-A filed with the Securities and Exchange Commission in accordance with and in compliance with the provisions of Regulation A under the Securities Act of 1933, as amended.

d. “Offering Start Date” shall mean the date on which the Offering for the Series Begin membership interests commences through an offering conducted by the Company following qualification of the Company’s Form 1-A by the Securities and Exchange Commission.

e. “Person” shall mean any natural person or individual, firm, company, general partnership, limited partnership, limited liability partnership, joint venture association, corporation, limited liability company, trust, business trust, estate, other legal entity.

2. Repayment of Principal; Conversion of Principal. Except as otherwise provided herein, the Company shall repay the outstanding principal amount of this Note, in full, out of the net proceeds of the Offering within fourteen days after the Maturity Date. This Note does not bear any interest. At any time, Lender may elect to cause any portion of the Principal Amount of the Note to be repaid and satisfied through the conversion into membership interests in Series Begin on the same terms and conditions as offered to investors in the Offering. In addition, if by the Maturity Date, Series Begin has not raised sufficient funds in the Offering to repay the Principal Amount of the Note in full, any outstanding balance due on the Principal Amount shall be automatically converted into interests in Series Begin on the same terms as offered to investors in the Offering.

3. Prepayment. Except as otherwise provided in Section 7, the Company may prepay all or any part of the Principal Amount at any time or from time to time without premium, or penalty of any kind whatsoever

4. Events of Default. The occurrence of any one or more of the following events shall be deemed an “Event of Default”:

a. The failure to pay any amounts when due hereunder.

b. The Company shall: (i) admit in writing its inability to pay its debts generally as they become due; (ii) make an assignment for the benefit of its creditors; or (iii) consent to the appointment of a receiver of itself or of the whole or any substantial part of its property.

c. The Company shall file a petition or answer seeking reorganization or arrangement under the federal bankruptcy laws or any other applicable law or statute of the United States or any state or district or territory thereof.

d. A court of competent jurisdiction shall enter an order, judgment or decree appointing, without the consent of Company, a receiver for Company or of the whole or any substantial part of its property, or approving a petition filed against the Company seeking reorganization or arrangement under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any state or district or territory thereof, and such order, judgment or decree shall not be vacated or set aside or stayed within thirty (30) days from the date of the entry thereof.

e. Under the provisions of any other law for the relief or aid of debtors, any court of competent jurisdiction shall assume custody or control of the Company or of the whole or any substantial part of their property, and such custody or control shall not be terminated or stayed within thirty (30) days from the date of assumption of such custody or control.

f. A final judgment or order for the payment of money, or any final order granting equitable relief, shall be entered against the Company and such judgment or order has or will have a materially adverse effect on the financial condition of the Company.

In the event of a default, the Lender’s sole remedy shall be to convert the outstanding principal amount into Series Begin membership interests under the same terms as the Company’s initial Regulation A+ offering of the Series Begin membership interests.

5. Governing law. THE LAWS OF THE STATE OF DELAWARE, EXCLUDING THEIR CONFLICTS OF LAWS PROVISIONS, SHALL GOVERN THIS NOTE IN ALL RESPECTS, INCLUDING CONSTRUCTION, VALIDITY, TERMS, PERFORMANCE, AND WAIVER.

6. Successors and Assigns. All of the covenants, stipulations, promises, and agreements in this Note contained by or on behalf of the Company shall bind its successors and assigns, whether so expressed or not. The Company may not assign this Note without the prior written consent of Lender. This Note may be transferred or assigned by Lender, in whole or in part, to any Person without the prior written consent of the Company.

7. Payments. In any case where a payment of principal is due on a Non-Business Day, the Company shall be entitled to delay such payment until the next succeeding Business Day. Each payment or prepayment hereon must be paid at the address of Lender set forth below (or as otherwise notified to the Company in accordance with Section 8) in lawful money as therein specified and may be made at the Company’s election by the Company’s check, by wire transfer, or by bank or cashier’s check.

8. Notices. Any notices required or permitted to be given under this Note by the Company to Lender or by Lender to the Company, as the case may be, shall be given in writing and shall be deemed received (a) when personally delivered to Lender at the address set forth below or to the Company at the address set forth below or (b) if sent by mail, on the third Business Day following the date when deposited in the United States mail, certified or registered mail, postage prepaid, to Lender at the address set forth below.

9. Waiver and Amendments. Except as expressly provided in this Note, the Company does hereby waive presentment and demand for payment, protest, notice of protest and nonpayment, and notice of the intention to accelerate, and agrees that its liability on this Note shall not be affected by any renewal or extension in the time of payment hereof, by any indulgences, or by any release or change in any security for the payment of this Note. No provision of this Note may be amended, waived or otherwise modified unless such amendment, waiver or other modification is in writing and is signed or otherwise approved by the Company and the Lender.

10. Severability. In the event that any provision of this Note is held invalid or unenforceable, such invalid or unenforceable provision shall be considered severable from the rest of the document in the same manner as if it had not been included. Such invalidity or unenforceability shall not be construed to invalidate or otherwise affect any other provision of this Note.

11. Unsecured Obligations. The obligations of the Company under this Note are unsecured obligations of the Company.

12. Successors and Assigns. This Note shall be binding upon the Company and its successors and assigns, and the terms and provisions of this Note shall inure to the benefit of the Lender and its successors and assigns, including subsequent holders hereof. The Company’s obligations under this Note may not be assigned without the prior written consent of the Lender.

13. Further Assurances. The Holder agrees and covenants that at any time and from time to time the Holder will promptly execute and deliver to the Company such further instruments and documents and take such further action as the Company may reasonably require in order to carry out the full intent and purpose of this Note and to comply with state or federal securities laws or other regulatory approvals.

[Signature Page to Follow]

IN WITNESS WHEREOF, the undersigned has executed this Note as of the date first written above.

COMPANY:

Fintor Assets, LLC, Series #BEGIN

By:	Fintor, Inc., its Manager

By:	/s/ Farshad Yousufi
Farshad Yousufi, CEO

Address:	10661 Johansen Drive, Cupertino, California 95014

THE FOREGOING NOTE IS HEREBY
AGREED TO AND ACCEPTED BY THE UNDERSIGNED:

FINTOR, INC.

By:	/s/ Farshad Yousufi
Farshad Yousufi, CEO

Address:	10661 Johansen Drive, Cupertino, California 95014